Exhibit 10.1
SUBSCRIPTION AGREEMENT

Calpian, Inc.
500 N Akard St.
Dallas, TX 75201

Ladies and Gentlemen:

1.          Subscription.  The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Calpian, Inc., a Texas corporation (the “Company”) the number of units (the “Units”) set forth on the signature page hereto at a purchase price of $1.00 per Unit (the “Share Price”), for the aggregate subscription price set forth on the signature page hereto (the “Purchase Price”).  Each Unit consists of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a 5 year warrant in the form attached hereto as Exhibit B (each, a “Warrant” and collectively, the “Warrants”) to purchase one fifth (1/5) of one share of Common Stock at an exercise price of $1.25 per share.  The minimum investment is $15,000.  If this subscription is accepted, the Company will signify such acceptance by executing counterparts of this Subscription Agreement and causing one such mutually executed counterpart to be returned to the undersigned.

2.          This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, including all attachments, schedules and exhibits hereto (the “Subscription Agreement”), relating to the offering (the “Offering”) by the Company of a minimum of 5,000,000 Units ($5,000,000) (“Minimum  Offering  Amount”), and up to a maximum of  10,000,000 Units ($10,000,000) (or such greater amount as may be determined by agreement of the Company and the Placement Agent, “Maximum Offering Amount”).  National Securities Corporation has been engaged as placement agent in connection with the Offering (the “Placement Agent”).

3.          Payment.  The undersigned shall cause the Purchase Price to be deposited in the escrow account (the “Escrow Account”) of Signature Bank, (the “Escrow Agent”), as escrow agent for the Company, as follows:

(a)           by check or money order made payable to the order of, or endorsed to the order of, “Signature Bank, as Escrow Agent for Calpian, Inc.”, and delivered to (i) the Placement Agent at the following address:  Investment Banking Department, National Securities Corporation, 410 Park Ave., 14th Floor, New York, NY 10022; or (ii) the Company at the following address:  Calpian, Inc., Attn: Harold Montgomery, CEO, 500 N Akard Street, Dallas, TX 75201; or

(b)           by wire transer of immediately available funds to:

Signature Bank,
261 Madison Avenue
New York, NY 10016
ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Calpian
Account No.

The Escrow Account is a non-interest-bearing account.  Funds deposited in the Escrow Account will be held for the Purchaser's benefit, and will be returned promptly, without interest or offset, if (i) this Subscription Agreement is not accepted by the Company, (ii) the Offering is terminated without the Company withdrawing the undersigned’s proceeds from the Escrow Account, or (iii) the Minimum Offering Amount is not sold.  All payments delivered to the Placement Agent or the Company shall be deposited in the Escrow Account of the Escrow Agent as soon as practicable after receipt thereof.  Together with the undersigned’s payment of the Purchase Price, the undersigned is delivering a properly completed and executed Omnibus Signature Page in the form attached hereto as Exhibit A.  The Omnibus Signature Page will serve as the signature page to this Subscription Agreement and the Registration Rights Agreement, the form of which is attached hereto as Exhibit C (the “Registration Rights Agreement”).

4.          Closing.

(a)           First Closing.  Following the Company’s receipt of subscriptions for Units worth at least the Minimum Offering Amount, a closing will occur to effect the purchase and sale of such Units (the “First Closing”).

(b)           Subsequent Closings.                                            The Company and the Placement Agent may continue to offer and accept subscriptions for the Units and conduct additional closings (each, a “Subsequent Closing”) for the sale of such Units after the First Closing and until the termination of the Offering.  Unless earlier terminated by agreement of the Company and the Placement Agent, this Offering will continue until May 27, 2014.  There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place no later than May 27, 2014. The date of any subsequent closing is referred to as a “Subsequent Closing Date.”  Notwithstanding the foregoing, no more than the Maximum Amount of Units will be sold at the First Closing and all Subsequent Closings.

The First Closing and any applicable Subsequent Closings are each referred to in this Subscription Agreement as a “Closing.”  The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.”

(c)           Closing Deliveries.  At or within 3 business days of each Closing, the Company shall deliver to the Placement Agent (on behalf of the Purchasers) against delivery by the Purchasers of the Purchase Price (as provided above) duly executed certificates representing the Common Stock and the Warrants.

(d)           Placement Agent Closing Conditions.  In addition to the receipt of the Minimum Offering Amount in the Escrow Account in cleared funds, the First Closing is conditioned upon the the Company’s delivery to the Placement Agent of (i) an opinion or opinions from counsel for the Company in a form reasonably satisfactory to the Placement Agent and (ii) a certification by the Company, in a form reasonably satisfactory to the Placement Agent, concerning the use of the proceeds of the Offering, each of which may be waived at the exclusive discretion of the Placement Agent.

5.           Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Units, in whole or in part.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement.  If this subscription is rejected in whole, the Offering of Units is terminated or the Offering Amount is not raised, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

6.           Representations and Warranties of the Purchaser.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)       None of the shares of Common Stock or the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) offered pursuant to the Subscription Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)      Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Subscription Agreement and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(c)           All documents, records, and books pertaining to the investment in the Units (including, without limitation, the Subscription Agreement) have been made available for inspection by such Purchaser and its Advisers, if any;

(d)      In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. The Purchaser should  be  aware that it  will be  required to  bear the  financial risks  of  this investment for an indefinite period of time

(e)       The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning  the  offering  of  the  Units  and  the  business,  financial  condition  and  results  of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(f)        In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in the Subscription Agreement;

(g)       The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Units and is not subscribing for the Units and did not become aware of the Offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)       The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Placement Agent or as otherwise described in the Subscription Agreement);

(i)        The  Purchaser,  together  with  its  Advisers,  if  any,  has  such  knowledge  and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(j)        The Purchaser is not relying on the Company and the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(k)       The Purchaser is acquiring the Units solely for such Purchaser's own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, the shares of Common Stock, the Warrants or the Warrant Shares, and the Purchaser has no plans to enter into any such agreement or arrangement;

(l)        The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the securities included in the Units may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books.   Appropriate notations will be made in the Company's stock books to the effect that the securities included in the Units have not been registered under the Securities Act or applicable state securities laws.  Stop transfer instructions will be placed with the transfer agent of the Units.  The Company has agreed that purchasers of the Units will have, with respect to the shares of Common Stock and the Warrant Shares, the registration rights described in the Registration Rights Agreement.  Notwithstanding such registration rights, there can be no assurance that there will be any market for resale of the Units, the Common Stock, the Warrants or the Warrant Shares, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future;

(m)      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL

(n)       The Purchaser is aware that an investment in the Units is high risk, involving a number of very significant risks;

(o)       The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein;

(p)       The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q)       The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Subscription Agreement and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any;

(r)       Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company or the Placement Agent is complete and accurate and may be relied upon by the Company and the Placement Agent in determining the availability  of  an  exemption from registration under federal and state securities laws in connection with the offering of securities as described in the Subscription Agreement.  The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the securities contained in the Units;

(s)       The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities.  The Purchaser is knowledgeable about investment considerations in companies with limited operating histories.  The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.   The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(t)        The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment;

(u)       The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Subscription Agreement were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

(v)       Within five (5) days after receipt of a request from the Company or the Placement Agent, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company, or the Placement Agent is subject;

(w)      The Purchaser's substantive relationship with the Placement Agent or subagent through which the Purchaser is subscribing for Units predates the Placement Agent's or such subagent's contact with the Purchaser regarding an investment in the Units;

(x)       (For ERISA  plans  only)        The  fiduciary of  the  ERISA plan (the  “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(y)      The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC  website  at  <http://www.treas.gov/ofac>.    In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(z)       To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person  having a  beneficial interest in  the Purchaser; or  (4)  any person  for  whom  the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.   The Purchaser acknowledges that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company and the Placement Agent should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose the Purchaser’s identity to OFAC.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs

(aa)     To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person  having a  beneficial interest in  the Purchaser; or  (4)  any person  for  whom  the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(bb)     If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

7.           Representations by the Company.

The Company hereby represents and warrants to the Purchaser as follows:

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government- owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(a)           Organization.  The Company is a company duly organized and validly existing under the Laws of the State of Texas and has the requisite corporate power and authority to carry on its business as it is now being conducted.  The Company is in good standing under the Laws of Texas.

(b)           Due Authorization; Enforceability.  The Company has all right, corporate power and authority to enter into, execute and deliver this Subscription Agreement and the Registration Rights Agreement.  The execution and delivery by the Company of this Subscription Agreement and the Registration Rights Agreement and the compliance by the Company with each of the provisions of this Subscription Agreement and the Registration Rights Agreement are within the corporate power and authority of the Company and have been duly authorized by all requisite corporate and other action of the Company.  This Subscription Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by the Company, and this Subscription Agreement and the Registration Rights Agreement constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and for limitation imposed by general principles of equity, regardless of whether enforcement is sought at law or in equity and insofar as indemnification and contribution provisions may be limited by applicable Law.

(c)           Subsidiaries.  Except as set forth in the SEC Reports, the Company does not own any securities or other interests in any corporation or other Person having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person.  “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(d)           Capitalization.

(i)           As of March 7, 2014, before giving effect to the transactions contemplated hereby, the authorized capital of the Company consists of (i) 1,000,000 shares of preferred stock, of which 1,500 shares of series C preferred stock are issued and outstanding and (ii) 200,000,000 shares of Common Stock, of which 29,589,478 are issued and outstanding.  All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(ii)           Except as set forth in the SEC Reports, as defined below, there are no (i) outstanding subscriptions, warrants, options, calls, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights, conversion rights, exchange rights, or commitments or rights of any character relating to or entitling any Person to purchase or otherwise acquire any equity securities of the Company or requiring the Company to issue or sell any equity securities, (ii) obligations or securities convertible into or exchangeable for shares of any equity securities of the Company or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, (iii) statutory preemptive rights or preemptive rights granted under the organizational documents of the Company, or (iv) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to the Company.  There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the purchase, sale, transfer or voting of the outstanding shares of equity securities of the Company.  There are no commitments under which the Company is obligated to repurchase, redeem, retire or otherwise acquire any equity securities of the Company.

(iii)           The Units, when issued and delivered in accordance with the terms of this Subscription Agreement, will be duly authorized and validly issued and outstanding, fully paid and non-assessable (in jurisdictions where such concept is recognized), free and clear of any and all encumbrances and not subject to the preemptive or other similar rights of any shareholders of the Company, other than restrictions imposed by applicable securities Laws, including, but not limited to, the Texas Statutes, and as set forth in the Registration Rights Agreement.

(iv)           The Common Stock issuable upon the exercise of the Warrants will have been validly reserved for issuance, and when issued, will be duly authorized, fully paid and non-assessable (in jurisdictions where such concept is recognized), free and clear of any and all encumbrances and not subject to the preemptive or other similar rights of any shareholders of the Company, other than restrictions imposed by applicable securities laws, including, but not limited to, the Texas Statutes, and as set forth in the Registration Rights Agreement.

(e)           SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) and when filed, each SEC Report was in compliance in all material respects with the requirements of its report form, the Exchange Act and the Securities Act.  All proxy statements, reports, registration statements, schedules, forms and other documents required to be filed with the SEC by the Company under the Exchange Act and the Securities Act after the date hereof through the relevant Closing Date will, if and when filed, be in compliance in all material respects with the requirements of its respective report form, the Exchange Act and the Securities Act and will not, at the time they are filed or declared effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that any failure by the Company to file any proxy statement, report, registration statement, schedule, form and other documents shall not constitute a breach of this Section 7.

(f)           Litigation.  Except as set forth in the SEC Reports, there is no claim, action, suit, investigation or proceeding (“Litigation”) pending or, to the Company’s knowledge, threatened before any court, arbitrator or other governmental entity.  Except as disclosed in the SEC Reports, the Company is not in default under or in breach of any order, judgment, injunction or decree of any court, arbitrator or other governmental entity.

(g)           No Conflicts or Violation; Consents and Approvals.  Neither the execution, delivery or performance by the Company of this Subscription Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or under the Registration Rights Agreements will:

(i) conflict with, or result in a breach or a violation of, any provision of the organizational documents of the Company  and (ii) constitute a breach, violation or default, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any (1) law applicable to or binding on the Company or (2) provision of any commitment to which the Company is a party, except in the case of clause (a)(ii)(2), where such conflict, breach, violation or default would not result in a Material Adverse Change. “Material Adverse Change” means any material adverse change on the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole; and

(ii)           apart from the filing of a Form D with the Securities and Exchange Commission (“SEC”) after the issuance of the Units and the Company’s obligations pursuant to the Registration Rights Agreement, require the Company to make or obtain the consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, or assignment by, any governmental entity or any Person that is not a governmental entity (including any party to any commitment to which the Company is a party to), except in the case of clause (b), where the failure to obtain consent would not result in a Material Adverse Change.

(h)           Compliance.  Neither the Company nor its subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company or its subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority, and (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Change.

(i)           Transactions With Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or its subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $500,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option, restricted stock or other compensation-related agreements under any equity plan of the Company.

(j)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(k)           Investment Company.  The Company is not, and immediately after receipt of payment for the Units, and for so long as any Purchaser holds any Units, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.  The Company is not controlled by an “investment company” and shall not take any actions that would cause the Company to be controlled by an “investment company”.

(l)           Registration Rights. Except as disclosed in the SEC Reports or in any exhibit thereto, other than each of the Purchasers pursuant to the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(m)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 (b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as described in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market.

(n)           No Payment of Transfer Taxes.  No transfer, documentary, stamp, sales, use and other taxes have been or will be required or imposed by reason of, the transfer of the Units to the Purchasers.

(o)           Office of Foreign Assets Control.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.  “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

(p)           Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

8.             (a)           Favored Nations Provision.  If the Company shall, at any time or from time to time after the Effective Date (as defined in the Warrant) but prior to the one-year anniversary of the Effective Date, issue or sell Additional Shares of Common Stock, as defined below, without consideration or for consideration per share less than the Share Price (such issuance or sale, an “Adjustment Event”), then immediately upon the occurrence of such Adjustment Event, the Share Price in effect immediately prior to such Adjustment Event shall be deemed to be reduced (and in no event increased) to a Share Price (“Deemed Share Price”) equal to the quotient obtained by dividing:

(i) the sum of (A) the product obtained by multiplying the fully diluted Common Stock Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) of Additional Shares of Common Stock by the Share Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale) of Additional Shares of Common Stock; by

(ii) the sum of (A) the fully diluted Common Stock Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) of Additional Shares of Common Stock plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale of (or deemed issuance or sale) Additional Shares of Common Stock.

(b) Number of Additonal Shares To Be Issued Pursuant to a Deemed Share Price. Upon the occurrence of any Adjustment Event, the Company shall issue to the Purchaser a number of additional shares of Common Stock equal to the quotient, obtained below, minus the number of shares of Common Stock originally issued to the Purchaser upon payment of the Purchase Price and beneficially owned by the Purchaser:

(i) the product of (A) the  Share Price in effect immediately prior to any such adjustment multiplied by (B) the number of shares of Common Stock originally issued to the Purchaser upon Payment of the Purchase Price and beneficially owned the Purchaser immediately prior to any such adjustment; by dividing

(ii) the Deemed Share Price.

(f) Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, an Excluded Issuance, as defined below, shall not be deemed an Adjustment Event.  For purposes of this Warrant  “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or sold by the Company after the Effective Date (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant, on an as-converted basis), other than Excluded Issuances.  An “Excluded Issuance” is any issuance or sale (or deemed issuance or sale) by the Company after the First Closing of: (a) any securities issued or issuable by the Company pursuant to or in connection with this Subscription Agreement; (b) up to an aggregate of 3,000,000 shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board and issued pursuant to the Company's 2011 Equity Incentive Plan (including all such shares of Common Stock and Options outstanding on the Effective Date); (c) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) or convertible securities issued prior to the First Closing, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof;  (d) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 3(a)(i) through 3(a)(iii) of the Warrant; securities  issued  pursuant  to  acquisitions  or strategic transactions approved by a majority of disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose business is investing in or selling securities and (e) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings or similar transactions approved by a majority of disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose business is investing in or selling securities.

9.          Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company and the Placement Agent, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

10.          Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.   If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

11.          Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

12.          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

13.          Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the  shares  of  Common Stock  or  the  Warrants shall  be  made  only  in  accordance with  all applicable laws.

14.          Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly- performed within said State.

15.          Arbitration.  The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

(a)           Arbitration is final and binding on the parties.

(b)          The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)          Pre-arbitration discovery is generally more limited and different from court proceedings.

(d)          The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e)          The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f)          All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority, Inc. (“FINRA”) in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered.  Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

16.          Blue Sky Qualification.  The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws.  The Company shall file such notices and related documents as necessary to permit the Units to be sold without registration under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).

17.          Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18.          Confidentiality.  The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence.   The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or The Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company or The Company, including any scientific, technical, trade or business secrets of the Company or The Company and any scientific, technical, trade or business materials that are treated by the Company or The Company as confidential or proprietary, including, but not limited to, ideas, discoveries,  inventions,  developments  and  improvements  belonging  to  the  Company  or The Company and confidential information obtained by or given to the Company or The Company about or belonging to third parties.

19.          Miscellaneous.

(a)       This Subscription Agreement, together with the Registration Rights Agreement, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.   The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)       The representations and warranties of the Company and the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the shares of Common Stock and Warrants contained in the Units.

(c)       Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)       This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)       Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)           Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)           The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

20.          Omnibus Signature Page.  This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the shares of Common Stock and Warrants to subscribers pursuant to the Subscription Agreement.  Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

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